Exhibit 99.1

June 4, 2026

Caleres Reports First Quarter 2026 Results

First quarter adjusted EPS exceeds guidance.

Sam Edelman Peyton Kitten Heel Sandal

●	Reported first quarter net sales of $667 million, up 8.5%.
o	Brand Portfolio sales increased 20.6%, with organic sales up 5.8%.
o	Broad-based growth across Brand Portfolio channels, both domestically and internationally.
o	Lead Brands continued to outperform, and Stuart Weitzman exceeded our expectations.
o	Famous Footwear sales declined 2.5%, with comparable sales down 2.3%.
●	Grew market share in Total Footwear, with gains in Women’s Fashion Footwear and Shoe Chains.
●	GAAP earnings per diluted share were $0.42. Adjusted earnings per diluted share were $0.38.
●	Expects second quarter 2026 consolidated net sales up mid-to-high-single digits, with GAAP earnings per diluted share of $0.32 to $0.38.
●	Expects full-year 2026 consolidated net sales up low-to-mid-single digits and GAAP earnings per diluted share of $1.44 to $1.69, with adjusted earnings per diluted share of $1.40 to $1.65 versus prior guidance of $1.35 to $1.65.

ST. LOUIS--(BUSINESS WIRE)--Caleres (NYSE: CAL), a market-leading portfolio of consumer-driven footwear brands, today reported financial results for the first quarter 2026.

“We were pleased to report first quarter sales at the top end and earnings ahead of our guidance, reflecting the strength of our strategic growth vectors and broad-based momentum across our Brand Portfolio,” said Jay Schmidt, president and chief executive officer. “Within Brand Portfolio, we delivered growth across channels and geographies, with Lead Brands continuing to outperform, meaningful gross margin expansion, and further cross-category market share gains. At Famous Footwear, while results were more challenging amid a softer consumer and macroeconomic backdrop, we grew our e-Commerce business, made progress with our elevate-and-edit-strategy, delivered even stronger outperformance from our FLAIR stores, and gained slight market share in Shoe Chains both overall and in Kids.”

“The first quarter was an encouraging first step toward a build-back year for Caleres. We continue to expect modest sales growth and meaningful earnings growth in 2026. Our Brand Portfolio momentum has strengthened, with profitability supported by favorable mix, successful tariff mitigation actions, and disciplined execution. For the balance of the year, we are focused on maximizing the strong sales and earnings trends in our Brand Portfolio, improving Stuart Weitzman earnings, and elevating product and enhancing shopping experiences at Famous Footwear. Longer term, we believe that disciplined execution of our strategic plans will improve financial performance and create long-term value for our shareholders.”

First Quarter 2026 Results

(13 weeks ended May 2, 2026, compared to 13 weeks ended May 3, 2025)

●	Net sales were $666.6 million, up 8.5% versus first quarter 2025, and $622.7 million when excluding Stuart Weitzman, up 1.4% versus first quarter 2025.
o	Brand Portfolio net sales increased 20.6% to last year, and 5.8% when excluding Stuart Weitzman.
o	Famous Footwear net sales decreased 2.5% to last year, with comparable sales down 2.3%.
o	Direct-to-consumer sales represented approximately 67% of total net sales.
●	Gross profit was $315.5 million with gross margin of 47.3%, up 200 basis points to last year. Excluding Stuart Weitzman, adjusted gross profit was $291.2 million, with adjusted gross margin of 46.8%, up 140 basis points to last year.
o	Brand Portfolio gross margin was 49.0%, up 520 basis points to last year.
o	Famous Footwear gross margin was 43.8%, down 150 basis points to last year.
●	Selling and administrative expenses were $293.7 million, or 44.1% of net sales, deleveraged 70 basis points to last year, primarily reflecting $25.6 million in expenses related to Stuart Weitzman. Excluding Stuart Weitzman, selling and administrative expenses were $268.1 million, or 43.1% of net sales, down 30 basis points to last year.
●	GAAP net earnings were $14.3 million, or $0.42 per diluted share, compared to $6.9 million, or $0.21 per diluted share, last year. Adjusted net earnings were $12.7 million, or $0.38 per diluted share, compared to adjusted net earnings of $7.4 million, or $0.22 per diluted share, last year.
●	Inventory was $609.1 million at quarter-end, up $35 million to last year. Excluding Stuart Weitzman, inventory was down $22.7 million.
●	Borrowings under the asset-based revolving credit facility were $347.5 million at quarter-end, and liquidity was $229.2 million.

Second Quarter & Full Year Outlook

For second quarter 2026, we expect consolidated net sales to increase mid-to-high-single digits versus last year. Brand Portfolio sales are anticipated to increase in the mid-twenties percent range, with low-double-digit organic growth. Famous Footwear sales and comparable sales are expected to be down mid-single digits. Gross margin is expected to improve 345 to 375 basis points, reflecting tariff mitigation efforts and lower current tariff rates. We anticipate a second quarter tax rate of 26% to 27%. We expect GAAP earnings per diluted share of $0.32 to $0.38.

For full-year 2026, we anticipate total sales to increase low-to-mid-single digits. Brand Portfolio sales are expected to be up low-double digits, and mid-single digits organically. Famous Footwear sales and comparable sales are expected to be down low-to-mid-single digits. Consolidated gross margin is expected to improve 220 to 260 basis points. We anticipate interest expense of approximately $18 million, a full-year tax rate of 27% to 28%, and capital expenditures of $50 to $55 million. We expect GAAP earnings per diluted share of $1.44 to $1.69, and adjusted earnings per diluted share of $1.40 to $1.65.

Second Quarter Outlook
Net Sales	Up mid-to-high single digits
Gross Margin	Up 345 to 375 bps
Tax Rate	26% to 27%
GAAP EPS	$0.32 to $0.38

Full Year Outlook
Net Sales	Up low to mid-single digits
Gross Margin	Up 220 to 260 bps
Interest Expense	~$18 million
Tax Rate	27% to 28%
GAAP EPS	$1.44 to $1.69
Adjusted EPS	$1.40 to $1.65
Capital Expenditures	$50 to $55 million

###

Investor Conference Call

Caleres will host a conference call at 10:00 a.m. ET today, Thursday, June 4, 2026. The webcast and associated slides will be available at investor.caleres.com/events-and-presentations. A live conference call will be available at (877) 704-4453 for North America participants or (201) 389-0920 for international participants; no passcode necessary. A replay will also be available at investor.caleres.com/events-and-presentations for a limited period. Investors can access the replay through June 18, 2026, by dialing (844) 512-2921 in North America or (412) 317-6671 internationally and using the pin 13760681.

About Caleres

Caleres is a market-leading portfolio of global footwear brands that includes Famous Footwear, Sam Edelman, Stuart Weitzman, Allen Edmonds, Naturalizer and Vionic. Our products are available virtually everywhere — in the ~1,000 retail stores we operate, in hundreds of major department and specialty stores, on our branded e-Commerce sites, and on many additional third-party retail websites. Combined, these brands make Caleres a company with both a legacy and a mission. Our legacy is nearly 150 years of craftsmanship and our passion for fit, while our mission is to continue to inspire people to feel great… feet first. Visit caleres.com to learn more about us.

Definitions

All references in this press release, outside of the condensed consolidated financial statements that follow, unless otherwise noted, related to net earnings attributable to Caleres, Inc. and diluted earnings per common share attributable to Caleres, Inc. shareholders, are presented as net earnings and earnings per diluted share, respectively.

Non-GAAP Financial Measures

In this press release, the company’s financial results are provided both in accordance with generally accepted accounting principles (GAAP) and using certain non-GAAP financial measures. In particular, the company provides estimated and future gross profit, operating earnings (loss), net earnings and earnings per diluted share, adjusted to exclude certain gains, charges and recoveries and the financial results of the acquired Stuart Weitzman business, which are non-GAAP financial measures. These results are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help identify underlying trends in the company’s business and provide useful information to both management and investors by excluding certain items that may not be indicative of the company’s core operating results. These measures should not be considered a substitute for or superior to GAAP results.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains certain forward-looking statements and expectations regarding the company’s future performance and the performance of its brands. Such statements are subject to various risks and uncertainties that could cause actual results to differ materially. These risks include (i) changes in United States and international trade policies, including tariffs and trade restrictions; (ii) changing consumer demands, which may be influenced by general economic conditions and other factors; (iii) inflationary pressures and supply chain disruptions; (iv) rapidly changing consumer preferences and purchasing patterns and fashion trends; (v) supplier concentration, customer concentration and increased consolidation in the retail industry; (vi) intense competition within the footwear industry; (vii) foreign currency fluctuations; (viii) political and economic conditions or other threats to the continued and uninterrupted flow of inventory from China and other countries, where the company relies heavily on third-party manufacturing facilities for a significant amount of its inventory; (ix) transitional challenges with acquisitions and divestitures; (x) cybersecurity threats or other major disruption to the company’s information technology; (xi) the ability to accurately forecast sales and manage inventory levels; (xii) a disruption in the company’s distribution centers; (xiii) the ability to recruit and retain senior management and other key associates; (xiv) the ability to secure/exit leases on favorable terms; (xv) changes to tax laws, policies and treaties; (xvi) our commitments and shareholder expectations related to responsible business initiatives; (xvii) compliance with applicable laws and standards with respect to labor, trade and product safety issues; and (xviii) the ability to attract, retain, and maintain good relationships with licensors and protect our intellectual property rights.

The company's reports to the Securities and Exchange Commission contain detailed information relating to such factors, including, without limitation, the information under the caption Risk Factors in Item 1A of the company’s Annual Report on Form 10-K for the year ended January 31, 2026, which information is incorporated by reference herein and updated by the company’s Quarterly Reports on Form 10-Q. The company does not undertake any obligation or plan to update these forward-looking statements, even though its situation may change.

SCHEDULE 1

CALERES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

	(Unaudited)
	Thirteen Weeks Ended
($ thousands, except per share data)	May 2, 2026	May 3, 2025
Net sales	$666,599	$614,221
Cost of goods sold	351,127	335,527
Gross profit	315,472	278,694
Selling and administrative expenses	293,729	266,483
Restructuring and other special charges, net	(2,126)	627
Operating earnings	23,869	11,584
Interest expense, net	(4,682)	(3,795)
Other income, net	1,166	686
Earnings before income taxes	20,353	8,475
Income tax provision	(6,603)	(2,529)
Net earnings	13,750	5,946
Net loss attributable to noncontrolling interests	(527)	(997)
Net earnings attributable to Caleres, Inc.	$14,277	$6,943

Basic earnings per common share attributable to Caleres, Inc. shareholders	$0.42	$0.21

Diluted earnings per common share attributable to Caleres, Inc. shareholders	$0.42	$0.21

SCHEDULE 2

CALERES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
($ thousands)	May 2, 2026	May 3, 2025
ASSETS
Cash and cash equivalents	$37,737	$33,139
Receivables, net	173,912	160,433
Inventories, net	609,102	573,615
Property and equipment, held for sale	—	16,777
Prepaid expenses and other current assets	91,847	62,428
Total current assets	912,598	846,392

Lease right-of-use assets	571,812	559,713
Property and equipment, net	201,691	185,069
Goodwill and intangible assets, net	201,884	189,515
Other assets	134,101	127,007
Total assets	$2,022,086	$1,907,696

LIABILITIES AND EQUITY
Borrowings under revolving credit agreement	$347,500	$258,500
Trade accounts payable	190,514	212,514
Lease obligations	126,715	118,781
Other accrued expenses	218,505	180,461
Total current liabilities	883,234	770,256

Noncurrent lease obligations	475,069	472,981
Other liabilities	44,411	51,555
Total other liabilities	519,480	524,536

Total Caleres, Inc. shareholders’ equity	612,076	605,179
Noncontrolling interests	7,296	7,725
Total equity	619,372	612,904
Total liabilities and equity	$2,022,086	$1,907,696

SCHEDULE 3

CALERES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	(Unaudited)
($ thousands)	May 2, 2026	May 3, 2025
OPERATING ACTIVITIES:
Net cash used for operating activities	$(27,779)	$(5,657)

INVESTING ACTIVITIES:
Purchases of property and equipment	(11,193)	(20,542)
Proceeds from sale of headquarters	3,951	—
Capitalized software	(1,080)	(604)
Adjustment to acquisition of Stuart Weitzman	(307)	—
Net cash used for investing activities	(8,629)	(21,146)

FINANCING ACTIVITIES:
Borrowings under revolving credit agreement	125,250	135,500
Repayments under revolving credit agreement	(74,250)	(96,500)
Dividends paid	(2,354)	(2,362)
Acquisition of treasury stock	(3,123)	(5,044)
Issuance of common stock under share-based plans, net	(2,083)	(3,067)
Contributions by noncontrolling interests	850	1,750
Net cash provided by financing activities	44,290	30,277
Effect of exchange rate changes on cash and cash equivalents	86	29
Increase in cash and cash equivalents	7,968	3,503
Cash and cash equivalents at beginning of period	29,769	29,636
Cash and cash equivalents at end of period	$37,737	$33,139

SCHEDULE 4

CALERES, INC.
RECONCILIATION OF NET EARNINGS AND DILUTED EARNINGS PER SHARE (GAAP BASIS) TO ADJUSTED NET EARNINGS AND ADJUSTED DILUTED EARNINGS PER SHARE (NON-GAAP BASIS)

	(Unaudited)
	Thirteen Weeks Ended
	May 2, 2026			May 3, 2025

	Pre-Tax	Net Earnings		Pre-Tax	Net Earnings
	Impact of	Attributable	Diluted	Impact of	Attributable	Diluted
	Charges/Other	to Caleres,	Earnings	Charges/Other	to Caleres,	Earnings
($ thousands, except per share data)	Items	Inc.	Per Share	Items	Inc.	Per Share

GAAP earnings		$14,277	$0.42		$6,943	$0.21

Charges/other items:
Stuart Weitzman acquisition and integration costs	$1,814	1,347	0.03	$627	466	0.01
Gain on sale of corporate headquarters	(3,940)	(2,926)	(0.07)
Total charges/other items	$(2,126)	$(1,579)	$(0.04)	$627	$466	$0.01
Adjusted earnings		$12,698	$0.38		$7,409	$0.22

SCHEDULE 5

CALERES, INC.
SUMMARY FINANCIAL RESULTS BY SEGMENT

SUMMARY FINANCIAL RESULTS

	(Unaudited)
	Thirteen Weeks Ended
	Famous Footwear		Brand Portfolio		Eliminations and Other		Consolidated
	May 2,	May 3,	May 2,	May 3,	May 2,	May 3,	May 2,	May 3,
($ thousands)	2026	2025	2026	2025	2026	2025	2026	2025
Net sales	$319,321	$327,676	$356,269	$295,395	$(8,991)	$(8,850)	$666,599	$614,221
Net sales, excluding Stuart Weitzman (1)	319,321	327,676	312,408	295,395	(8,991)	(8,850)	622,738	614,221

Gross profit	140,006	148,441	174,510	129,287	956	966	315,472	278,694
Adjusted gross profit	140,006	148,441	174,510	129,287	956	966	315,472	278,694
Adjusted gross profit, excluding Stuart Weitzman	140,006	148,441	150,285	129,287	956	966	291,247	278,694
Gross margin	43.8%	45.3%	49.0%	43.8%	(10.6)%	(10.9)%	47.3%	45.4%
Adjusted gross margin	43.8%	45.3%	49.0%	43.8%	(10.6)%	(10.9)%	47.3%	45.4%
Adjusted gross margin, excluding Stuart Weitzman	43.8%	45.3%	48.1%	43.8%	(10.6)%	(10.9)%	46.8%	45.4%

Operating earnings (loss)	(437)	4,974	39,091	17,415	(14,785)	(10,805)	23,869	11,584
Adjusted operating earnings (loss)	(437)	4,974	39,548	17,415	(17,368)	(10,178)	21,743	12,211
Adjusted operating earnings (loss), excluding Stuart Weitzman	(437)	4,974	40,986	17,415	(17,368)	(10,178)	23,181	12,211
Operating margin	(0.1)%	1.5%	11.0%	5.9%	n/m %	n/m %	3.6%	1.9%
Adjusted operating margin	(0.1)%	1.5%	11.1%	5.9%	n/m %	n/m %	3.3%	2.0%
Adjusted operating margin, excluding Stuart Weitzman	(0.1)%	1.5%	13.1%	5.9%	n/m %	n/m %	3.7%	2.0%

Comparable sales % (on a 13-week basis)	(2.3)%	(4.6)%	6.8%	(1.2)%	—%	—%	—%	—%
Company-operated stores, end of period	812	835	184	115	—	—	996	950

n/m – Not meaningful

(1)	Stuart Weitzman net sales were $43.9 million in the thirteen weeks ended May 2, 2026.

SCHEDULE 5

CALERES, INC.
SUMMARY FINANCIAL RESULTS BY SEGMENT

RECONCILIATION OF ADJUSTED RESULTS (NON-GAAP)

	(Unaudited)
	Thirteen Weeks Ended
	Famous Footwear		Brand Portfolio		Eliminations and Other		Consolidated
	May 2,	May 3,	May 2,	May 3,	May 2,	May 3,	May 2,	May 3,
($ thousands)	2026	2025	2026	2025	2026	2025	2026	2025
Gross profit	$140,006	$148,441	$174,510	$129,287	$956	$966	$315,472	$278,694
Charges/Other Items:
Stuart Weitzman acquisition and integration costs	—	—	—	—	—	—	—	—
Total charges/other items	—	—	—	—	—	—	—	—
Adjusted gross profit	$140,006	$148,441	$174,510	$129,287	$956	$966	$315,472	$278,694

Stuart Weitzman
Stuart Weitzman gross profit	—	—	24,225	—	—	—	24,225	—
Adjusted gross profit, excluding Stuart Weitzman	$140,006	$148,441	$150,285	$129,287	$956	$966	$291,247	$278,694

Operating earnings (loss)	$(437)	$4,974	$39,091	$17,415	$(14,785)	$(10,805)	$23,869	$11,584
Charges/Other Items:
Stuart Weitzman acquisition and integration costs	—	—	457	—	1,357	627	1,814	627
Gain on sale of corporate headquarters	—	—	—	—	(3,940)	—	(3,940)	—
Total charges/other items	—	—	457	—	(2,583)	627	(2,126)	627
Adjusted operating earnings (loss)	$(437)	$4,974	$39,548	$17,415	$(17,368)	$(10,178)	$21,743	$12,211

Stuart Weitzman
Stuart Weitzman operating loss (2)	—	—	(1,438)	—	—	—	(1,438)	—
Adjusted operating earnings (loss), excluding Stuart Weitzman	$(437)	$4,974	$40,986	$17,415	$(17,368)	$(10,178)	$23,181	$12,211

(2)	Represents the operating loss of Stuart Weitzman, adjusted for Stuart Weitzman acquisition and integration costs.

SCHEDULE 6

CALERES, INC.
BASIC AND DILUTED EARNINGS PER SHARE RECONCILIATION

	(Unaudited)
	Thirteen Weeks Ended
	May 2, 2026	May 3, 2025
($ thousands, except per share data)
Net earnings attributable to Caleres, Inc.:
Net earnings	$13,750	$5,946
Net loss attributable to noncontrolling interests	527	997
Net earnings attributable to Caleres, Inc.	14,277	6,943
Net earnings allocated to participating securities	(452)	(241)
Net earnings attributable to Caleres, Inc. after allocation of earnings to participating securities	$13,825	$6,702

Basic and diluted common shares attributable to Caleres, Inc.:
Basic common shares	32,620	32,523
Dilutive effect of share-based awards	130	128
Diluted common shares attributable to Caleres, Inc.	32,750	32,651

Basic earnings per common share attributable to Caleres, Inc. shareholders	$0.42	$0.21

Diluted earnings per common share attributable to Caleres, Inc. shareholders	$0.42	$0.21

SCHEDULE 7

CALERES, INC.
BASIC AND DILUTED ADJUSTED EARNINGS PER SHARE RECONCILIATION

	(Unaudited)
	Thirteen Weeks Ended
	May 2, 2026	May 3, 2025
($ thousands, except per share data)
Adjusted net earnings attributable to Caleres, Inc.:
Adjusted net earnings	$12,171	$6,412
Net loss attributable to noncontrolling interests	527	997
Adjusted net earnings attributable to Caleres, Inc.	12,698	7,409
Net earnings allocated to participating securities	(400)	(241)
Adjusted net earnings attributable to Caleres, Inc. after allocation of earnings to participating securities	$12,298	$7,168

Basic and diluted common shares attributable to Caleres, Inc.:
Basic common shares	32,620	32,523
Dilutive effect of share-based awards	130	128
Diluted common shares attributable to Caleres, Inc.	32,750	32,651

Basic adjusted earnings per common share attributable to Caleres, Inc. shareholders	$0.38	$0.22

Diluted adjusted earnings per common share attributable to Caleres, Inc. shareholders	$0.38	$0.22

SCHEDULE 8

CALERES, INC.
RECONCILIATION OF DILUTED EARNINGS PER SHARE (GAAP BASIS) TO ADJUSTED DILUTED EARNINGS PER SHARE (NON-GAAP BASIS)

	(Unaudited)		(Unaudited)
	Second Quarter 2026 Guidance		Fiscal 2026 Guidance
	Low	High	Low	High

GAAP diluted earnings per share	$0.32	$0.38	$1.44	$1.69

Stuart Weitzman acquisition and integration costs	—	—	0.03	0.03
Gain on sale of corporate headquarters	—	—	(0.07)	(0.07)
Adjusted diluted earnings per share	$0.32	$0.38	$1.40	$1.65

9

Investor Contact:
Liz Dunn

ldunn@caleres.com